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                                                                     EXHIBIT 3.6
                              ALARIS MEDICAL, INC.

                                     BY-LAWS

                        (AS AMENDED THROUGH MAY 23, 2001)


                            ARTICLE I - STOCKHOLDERS
                           -----------  ------------

                  SECTION 1.  ANNUAL MEETING.

                  (1) An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

                  (2) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

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                  (3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Subsection
(2) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each


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person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which


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are owned beneficially and of record by such stockholder and such beneficial owner.

                  (4) Notwithstanding anything in the second sentence of Subsection (3) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

                  (5) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be


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eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposed business or nomination shall be disregarded.

                  (6) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (7) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable


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requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  SECTION 2.  SPECIAL MEETINGS:  NOTICE.

                  Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer or the Board of Directors. In addition, special meetings of stockholders (for the purpose of conducting the business specified in the written request referred to below) shall be called by the Chief Executive Officer at the request in writing of stockholders owning of record at the time of such request not less than 50% of the issued and outstanding shares of the Corporation's stock entitled to vote. Such request shall: (a) state the purpose or purposes of the proposed meeting; (b) designate one director (the "Designated Director") who shall call to

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order and shall act as chairman of such meeting (which Designated Director shall be considered chairman of the meeting for all purposes under this Article 1 and who shall be entitled, notwithstanding any other provision of this Article 1, on an exclusive basis, to adjourn, postpone or reschedule any such meeting); and
(c) set forth the proposed date of such meeting (which date shall not be less than ten (10) days nor more than sixty (60) days after the date the request is given). The Chief Executive Officer shall promptly forward a copy of the written request referred to above to the director designated in that request as the Designated Director.

                  The Chairman of the Board, the Chief Executive Officer or the Board of Directors may postpone or reschedule any previously scheduled special meeting, other than any special meeting duly called at the request of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

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                  Notice of every special meeting, stating the time, place and purpose, shall be given by mailing, postage prepaid, at least ten (10) but not more than sixty (60) days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his post office address as recorded on the books of the Corporation.

                  SECTION 3.  NOTICE OF MEETINGS.

                  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

                  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned


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meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  SECTION 4.  QUORUM.

                  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall


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constitute a quorum entitled to take action with respect to that vote on that matter.

                  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote at the meeting who are present in person by proxy may adjourn the meeting to another place, date or time.

                  SECTION 5.  ORGANIZATION.

                  Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.


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                  SECTION 6.  CONDUCT OF BUSINESS.

                  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                  SECTION 7.  PROXIES AND VOTING.

                  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or


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transmission could be used, PROVIDED that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; PROVIDED, HOWEVER, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

                  The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person


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presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

                  All elections of directors shall be determined by a plurality vote in which stockholders shall have the right to cumulate their votes (meaning that each stockholder of record shall be entitled to a number of votes in such election determined by multiplying (a) the number of shares held by such stockholder and entitled to vote by (b) the number of directors to be elected). Except as otherwise required by law, provided in the Corporation's Certificate of Incorporation or as provided in the immediately preceding sentence with respect to cumulative voting in the election of directors, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.


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Except as otherwise required by law or provided in the Corporation's Certificate of Incorporation, each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share standing in his, her or its name on the stock list of the Corporation.

                  SECTION 8.  STOCK LIST.

                  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open


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to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                  SECTION 9.  RECORD DATE.

                  The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for any other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action; PROVIDED, HOWEVER, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day

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next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE II - BOARD OF DIRECTORS
                        ------------  -------------------

                  SECTION 1.  NUMBER, ELECTION AND TERM OF
                              DIRECTORS.

                  Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time


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exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

                 SECTION 2.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

                  Subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, whether or not less than a quorum. No decrease in the authorized


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number of directors shall shorten the term of any incumbent director.

                  SECTION 3.  REGULAR MEETINGS.

                  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

                  SECTION 4.  SPECIAL MEETINGS.

                  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four


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(24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                  SECTION 5.  QUORUM.

                  At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

                  SECTION 6.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

                  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another and such participation shall constitute presence in person at such meeting.


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                  SECTION 7.  CONDUCT OF BUSINESS.

                  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  SECTION 8.  POWERS.

                  The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                  (1) To declare dividends from time to time in accordance with law;


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                  (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers,


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employees and agents of the Corporation and its subsidiaries as it may determine; and

                  (8) To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.

                  SECTION 9.  COMPENSATION OF DIRECTORS.

                  Unless otherwise restricted by the Corporation's Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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                  SECTION 10.  APPROVAL OF MATERIAL TRANSACTIONS.

                  The Corporation shall not enter into any Material Transaction (as hereinafter defined) with any person ("Control Person") controlling the Corporation or any entity controlled by such Control Person without the approval of a special committee of not less than two directors of the Corporation, deemed to be independent pursuant to or in satisfaction of the rules or policy of the exchange on which the Corporation's Common Stock is then currently listed (or otherwise satisfactory to such exchange), appointed to review, negotiate and make recommendations to the Board of Directors concerning the proposed Material Transaction, which special committee, in connection with the foregoing, shall:
(i) retain independent legal counsel, at the Corporation's expense, to advise it with respect to such transaction and (ii) retain an independent financial advisor, at the Corporation's expense, to advise it with respect to such transaction, if such action is determined by the special committee to be advisable upon consultation with its independent counsel. A "Material Transaction" shall


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mean any transaction which has a material effect on the business, operations, financial condition or prospects of the Corporation. For this purpose, any transaction involving total payments in excess of $1 million shall be deemed to be material. For purposes of this Section, "control", as used with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of another person whether through the ownership of voting securities, by agreement or otherwise.

                            ARTICLE III - COMMITTEES
                           -------------  ------------

                  SECTION 1.  COMMITTEES OF THE BOARD OF DIRECTORS.

                  The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as


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alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                  SECTION 2.  CONDUCT OF BUSINESS.

                  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if


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all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                              ARTICLE IV - OFFICERS
                              ----------   --------

                  SECTION 1.  GENERALLY.

                  The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (who may be designated as Vice Presidents, Senior Vice Presidents or Executive Vice Presidents), a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles and such authority, functions or duties as the Board of Directors may from time to time determine. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may


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be held by the same person. The salaries of officers elected by the Board of
Directors shall be fixed from time to time by the Board of Directors, a committee of the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

                  SECTION 2.  CHAIRMAN OF THE BOARD.

                  The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, if present, preside at meetings of the stockholders. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chairman of the Board shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

                  SECTION 3.  VICE CHAIRMAN OF THE BOARD.

                  The Vice Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages,


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bonds, contracts or other instruments. The Vice Chairman of the Board shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chairman of the Board or the Chief Executive Officer, or as the Board of Directors may from time to time determine.

                  SECTION 4.  CHIEF EXECUTIVE OFFICER.

                  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Executive Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.


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                  SECTION 5.  PRESIDENT.

                  The President shall also hold the office of Chief Executive Officer or Chief Operating Officer and shall perform such senior executive duties as the Board of Directors or, if the President does not also hold the office of Chief Executive Officer, the Chief Executive Officer shall from time to time determine. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. In the event that the President does not also hold the office of Chief Executive Officer, during the absence or disability of the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

                  SECTION 6.  CHIEF OPERATING OFFICER.

                  The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board of Directors or the Chief Executive Officer shall from time to time determine. The Chief


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Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments.

                  SECTION 7.  CHIEF FINANCIAL OFFICER.

                  The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Financial Officer shall perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time determine.

                  SECTION 8.  CHIEF ACCOUNTING OFFICER.

                  The Chief Accounting Officer shall perform such senior duties in connection with the engagement of the Corporation's independent accountants; conduct of the Corporation's annual audit and preparation of the Corporation's financial statements and other financial portions of the Corporation's periodic reports required under applicable state and federal securities laws. The


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Chief Accounting Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Accounting Officer shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer shall from time to time determine.

                  SECTION 9.  VICE PRESIDENT.

                  Each Vice President shall have such powers and duties as may be prescribed by his or her superior officers or the Board of Directors.

                  SECTION 10.  TREASURER.

                  The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also


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perform such other duties as the Board of Directors or the Chief Executive
Officer may from time to time prescribe.

                  SECTION 11.  SECRETARY.

                  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and records, and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                  SECTION 12.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

                  Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board of Directors, the Chief Executive Officer, the Secretary (in the case of Assistant Secretaries) or the Treasurer or the Chief Financial Officer (in the case of Assistant Treasurers).


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                  SECTION 13.  DELEGATION OF AUTHORITY.

                  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

                  SECTION 14.  REMOVAL.

                  Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

                  SECTION 15. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

                  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any officer of the Corporation authorized by the Chairman of the Board, the Chief Executive Officer or the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation


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may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK
                               -----------  ------

                  SECTION 1.  CERTIFICATES OF STOCK.

                  Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Secretary, the Treasurer or the Assistant Secretary, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

                  SECTION 2.  TRANSFERS OF STOCK.

                  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of Article V of these By-Laws, an outstanding certificate for the


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number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                  SECTION 3.  LOST, STOLEN OR DESTROYED CERTIFICATES.

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                  SECTION 4.  REGULATIONS.

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES
                             ------------  --------

                  SECTION 1.  NOTICES.

                  Except as otherwise specifically provided herein or required by law, all notices required to be given to any


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stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

                  SECTION 2.  WAIVERS.

                  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting


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need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                           ARTICLE VII - MISCELLANEOUS
                          -------------  -------------

                  SECTION 1.  FACSIMILE SIGNATURES.

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                  SECTION 2.  CORPORATE SEAL.

                  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer and the Assistant Secretary.


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                  SECTION 3.  RELIANCE UPON BOOKS, REPORTS AND RECORDS.

                  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  SECTION 4.  FISCAL YEAR.

                  Until otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1st of each year and end on December 31st of such year.


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

                  SECTION 5.  TIME PERIODS.

                  In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

            ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
             ------------- -----------------------------------------

                  SECTION 1.  RIGHT TO INDEMNIFICATION.

                  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section 3 of this
ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  SECTION 2.  RIGHT TO ADVANCEMENT OF EXPENSES.

                  The right to indemnification conferred in Section 1 of this
ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  SECTION 3.  RIGHT OF INDEMNITEE TO BRING SUIT.

                  If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid

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also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met

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the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
ARTICLE VIII or otherwise shall be on the Corporation.

                  SECTION 4.  NON-EXCLUSIVITY OF RIGHTS.

                  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  SECTION 5.  INSURANCE.

                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, em-

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ployee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  SECTION 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                             ARTICLE IX - AMENDMENTS
                            ------------  -----------

                  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend or repeal these By-Laws. Any adop-

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tion, amendment or repeal of these By-Laws by the Board of Directors shall require the approval of a majority of the whole Board of Directors. The stockholders of the Corporation shall also have power to adopt, amend or repeal these By-Laws; PROVIDED, HOWEVER, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Corporation's Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these By-Laws.

                                   * * * * *


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